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                                                                     Exhibit 4.3

WARRANT NO. P-3                              DATE OF ISSUANCE: November 24, 1999

                          WARRANT TO PURCHASE SHARES

                              OF COMMON STOCK OF

                            CELL THERAPEUTICS, INC.

     This Warrant is issued to                               ("Purchaser")
pursuant to that certain Securities Purchase Agreement dated as of November, 1999 between Cell Therapeutics, Inc., a Washington corporation ("CTI" or the "Company"), and Purchaser (the "Purchase Agreement") and is subject to the terms and conditions therein.

     1.   EXERCISE OF WARRANT.

          (a) Method of Exercise.  Subject to the terms and conditions herein
              ------------------
set forth, upon surrender of this Warrant at the principal office of the Company and upon payment of the purchase price by wire transfer to the Company or cashiers check drawn on a United States bank made to the order of the Company, or exercise of the right to credit the Warrant Price (as defined in Section 1(c)) against the fair market value of the Warrant Stock (as defined below) at the time of exercise (the "Net Exercise Right") pursuant to Section 1(b), Purchaser is entitled to purchase from the Company, at any time following the date hereof, and on or before November 24, 2004, _____ fully paid and non-assessable shares of the Company Common Stock ("Warrant Stock"). Subject to adjustment as hereinafter provided, the purchase price of one share of Warrant Stock (or such securities as may be substituted for one share of Warrant Stock pursuant to the provisions hereinafter set forth) shall be the Warrant Price.

          (b) Net Exercise Right.  If the Company shall receive written notice
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from the holder of this Warrant at the time of exercise of this Warrant that the holder elects to exercise Purchaser's Net Exercise Right, the Company shall deliver to such holder (without payment by the Purchaser of any exercise price of any cash or other consideration ) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion thereof) on the date of exercise, which value shall be determined by subtracting (1) the aggregate Warrant Price of the Warrant Stock immediately prior to the exercise of this Warrant from (2) the aggregate fair market value of the Warrant Stock issuable upon exercise of this Warrant (or specified portion thereof) on the date of exercise by (y) the fair market value of one share of Common Stock on the date of exercise. For purposes of this Section 1(b), "fair market value" of a share of Common Stock shall mean the closing price of the Common Stock on the business day prior to the date of exercise as reported by the Nasdaq National Market or such other principal exchange or quotation system on which the Common Stock is then traded. For purposes of this Warrant, shares issued pursuant to the Net Exercise Right shall be treated as if they were issued upon the exercise of this Warrant.
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          (c) Price of Shares Subject to Warrant.  The "Warrant Price" shall be
              ----------------------------------
equal to $2.625.

     2.   CERTAIN ADJUSTMENTS.

          (a) Mergers or Consolidations.  If at any time after the date hereof
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there shall be a capital reorganization (other than a combination or subdivision of Warrant Stock otherwise provided for herein), or a merger or consolidation of the Company with another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), then, as a part of such reorganization, merger or consolidation, lawful provision shall be made so that Purchaser shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price, the number of shares of stock or other securities or property of the Company or the successor corporation resulting from such reorganization, merger or consolidation, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such reorganization, merger or consolidation if this Warrant had been exercised immediately before that reorganization, merger or consolidation. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Purchaser after the reorganization, merger or consolidation to the end that the provisions of this Warrant
(including adjustment of the Warrant Price then in effect and the number of shares of Warrant Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          (b) Splits and Subdivisions; Dividends.  In the event the Company
              ----------------------------------
should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Warrant Price shall be appropriately decreased and the number of shares of Warrant Stock shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares.

          (c) Combination of Shares.  If the number of shares of Common Stock
              ---------------------
outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Warrant Price shall be appropriately increased and the number of shares of Warrant Stock shall be appropriately decreased in proportion to such decrease in outstanding shares.

          (d) Adjustments for Other Distributions.  In the event the Company
              -----------------------------------
shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company

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or other persons, assets (excluding cash dividends paid out of net profits) or options or rights not referred to in Section 2(b), then, in each such case for the purpose of this Section 2(d), upon exercise of this Warrant the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of shares of Common Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

     3. NO FRACTIONAL SHARES. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported on the Nasdaq National Market on the date of exercise.

     4. NO STOCKHOLDER RIGHTS. Until the exercise of this Warrant or any portion of this Warrant, Purchaser shall not have nor exercise any rights by virtue hereof as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company).

     5. RESERVATION OF STOCK. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock (or other securities, if applicable) to provide for the issuance of Warrant Stock (or other securities) upon the exercise of this Warrant. the Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Stock upon the exercise of this Warrant.

     6.   EXERCISE OF WARRANT.

     Procedural Requirements.  Subject to Section 6(b), this Warrant may be
     -----------------------
exercised by the holder hereof, in whole or in part, by the surrender of this Warrant and the Notice of Exercise attached hereto as Exhibit A duly completed and executed on behalf of the holder hereof, at the principal office of the Company together with payment in full of the Warrant Price then in effect with respect to the number of shares of Warrant Stock as to which the Warrant is being exercised. The Warrant Price shall be paid by wire transfer to the Company or cashiers check drawn on a United States bank made to the order of the Company or by exercise of the Net Exercise Right pursuant to Section 1(b). This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date and in any event within three (3) days thereafter, the Company at its expense shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable. In the

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event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

     7. CERTIFICATE OF ADJUSTMENT. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.

     8. REPRESENTATIONS OF PURCHASER. As of the date hereof, Purchaser hereby confirms the representations and warranties made by Purchaser in Section 3 of the Purchase Agreement.

     9.   RESTRICTIONS.

          (a) UNREGISTERED SECURITY. The holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "1933 Act") and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the 1933 Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

     10.  NOTICES OF RECORD DATE.  In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person; or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or other securities)

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shall be entitled to exchange their shares of Common Stock (or other securities)
for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the date therein specified.

     11. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft, destruction or mutilation of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     12. DAMAGES. If the Company fails to deliver to the Purchaser Warrant Stock pursuant to Section 6(a) by the fifth (5th) trading day (the "Deadline") after the Company's receipt of all or a portion of the Warrant for exercise and surrender, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $1,000 for each Trading Day after such fifth (5th) Trading Day until such Warrant Stock is delivered. In addition to any other rights available to the Purchaser, if the Company fails to deliver to the Purchaser such Warrant Stock, by the Deadline, and if after the Deadline the Purchaser purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Purchaser of the Underlying Shares which the Purchaser was entitled to receive upon such exercise of the Warrant (a "Buy-In"), then the Company shall (A) pay in cash to the Purchaser the amount by which (x) the Purchaser's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Purchaser was entitled to receive upon exercise multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Purchaser, either return the portion of the Warrant for which such exercise was not honored or deliver to such Purchaser the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery obligations. For example, if the Purchaser purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of the Warrant with respect to which the market price of the Underlying Shares on the date of exercise totaled $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Purchaser $1,000. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In. Nothing herein shall limit a Purchaser's right to pursue actual damages for the Company's failure to deliver Warrant stock upon exercise within the period specified herein and such Purchaser shall have the right to pursue all remedies available to it hereunder, including, without limitation, a decree of specific performance and/or injunctive relief.

     13. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

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     14.  TERMINATION.  This Warrant (and the right to purchase Warrant Stock upon exercise hereof) shall terminate on [FIVE YEARS].

     15. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

     16. EXCHANGE ACT FILINGS. Purchaser agrees and acknowledges that it shall have sole responsibility for making any filings with the U.S. Securities and Exchange Commission pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, as a result of its acquisition of this Warrant and the Warrant Stock (collectively, the "Securities") and any future retention or transfer thereof.

     17. NO LEGAL, TAX OR INVESTMENT ADVICE. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the acquisition of the Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Securities.

     18. MISCELLANEOUS. This Warrant shall be governed by the laws of the State of New York. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.
Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the Purchaser. All notices and other communications from the Company to the holder of this Warrant shall be sufficient if in writing and sent by registered or certified mail, domestic or international courier, or facsimile, return receipt requested, postage or courier charges prepaid, to the address furnished to the Company in writing by Purchaser. All such notices and communications shall be effective if delivered (i) personally, (ii) by facsimile transmission (receipt verified), (iii) by registered or certified mail (return receipt requested), postage prepaid, or (iv) sent by express courier service (receipt verified). The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

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     IN WITNESS WHEREOF, this Common Stock Purchase Warrant is issued effective as of this 24 day of November, 1999.

                                   CELL THERAPEUTICS, INC.

                                   By:

                                         James Bianco
                                         Chief Executive Officer

                                   ACKNOWLEDGED AND AGREED:

                                   By:

                                   Title:

                       SIGNATURE PAGE TO THE WARRANT TO
                        PURCHASE SHARES OF COMMON STOCK

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                                   EXHIBIT A

                         NOTICE OF INTENT TO EXERCISE
                 (To be signed only upon exercise of Warrant)


To: CELL THERAPEUTICS, INC.

     The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________ ____________________________ (_____________)
shares of Common Stock of Cell Therapeutics, Inc. and (choose one) ___ herewith makes payment of ____________________ Dollars ($__________) thereof or
____________ exercises Holder's Net Exercise Right pursuant to Section 1(b) thereof, and requests that the certificates for such shares be issued in the name of, and delivered to ________________________________, whose address is
________________
_____________________________________________________________________________.

DATED: ______________



                         (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)





                         (Address)
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                                   EXHIBIT B
                           NOTICE OF ASSIGNMENT FORM

     FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, to:

     NAME OF ASSIGNEE            ADDRESS/FAC NUMBER              NO. OF SHARES





Dated:                                Signature:

                                      Witness: